AGREEMENT AND DEED OF TRANSFER

THIS AGREEMENT AND DEED OF TRANSFER is dated for reference as of the 16th day of June, 2005.

BETWEEN:

CLYVIA CAPITAL HOLDING GMBH, a company duly formed under the laws of Germany, with its principal office at Kosterstr. 1a, 47053 Duisburg, Germany

(hereinafter called the "Transferor")

OF THE FIRST PART

AND:

RAPA MINING INC., a corporation duly formed under the laws of Nevada with its principal office at Suite 900, 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8

(hereinafter called the "Transferee")

OF THE SECOND PART

THIS DOCUMENT WITNESSES THAT for value received, the receipt and sufficiency of which is hereby acknowledged, the Transferor DOES HEREBY assign to the Transferee all of the Transferor’s shares, rights and interests in Clyvia Technology GmbH, a limited liability company duly formed under the laws of the Federal republic Germany, registered in the commercial register of the Magistrate Court (Amtsgericht) Mönchengladbach under commercial registration No. HRB 11047, being a 100% ownership interest, free and clear of all liens, charges and encumbrances, and Transferee DOES HEREBY accept such assignment.

1.	The Transferor hereby represents to the Transferee that the Transferor has all necessary authority to execute this Agreement and Deed of Transfer.

2.	The Transferee hereby represents to the Transferor that the Transferee has all necessary authority to execute this Agreement and Deed of Transfer.

3.	The Transferee and the Transferor agree to enter into any other documents and take such further actions as shall be necessary to give effect to this Agreement and Deed of Transfer.

4.
Notwithstanding execution of this document and the transfer of the ownership of Clyvia Technology GmbH, the representations of the Transferee and the Transferor made in the agreement among the Transferee, the Transferor, Clyvia Technology GmbH, and Brian Cheston dated for reference as of the 7th day of April, 2005, shall survive this transfer of interest and remain in force and effect.

5.	This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CLYVIA CAPITAL HOLDING GMBH		RAPA MINING INC.

Per:	/s/ Signed	Per:	/s/ Signed
Deiter Wagels, Managing Director

/s/ Signed
Manfred Sappok, Managing Director
Agt & Deed of Transfer of Clyvia Tech Shares.v1